Exhibit 99.9

October 3, 2008

Novacea, Inc.

400 Oyster Point Boulevard

Suite 200

South San Francisco, CA 94080

Consent to Reference in Proxy Statement/Prospectus/Information Statement

In connection with the Registration Statement on Form S-4 filed by Novacea, Inc. (the “Company”), filed on October 3, 2008, I hereby consent to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/S/ JAKE R. NUNN
Name: Jake R. Nunn